                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant  [X]

Filed by a Party Other than the Registrant  [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement      [_] Confidential, for Use of the
                                          Commission Only (as
                                          permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      INTEGRATED INFORMATION SYSTEMS, INC.

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Title of each series of securities to which transaction applies:

(1)  Aggregate number of securities to which transaction applies:

(2) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(3)  Proposed maximum aggregate value of transaction:
          $

(4)  Total fee paid:
          $

[_]       Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                   [LOGO] integrated information systems(TM)

                     INTEGRATED INFORMATION SYSTEMS, INC.

                   Notice Of Annual Meeting Of Stockholders

                          To Be Held On May 24, 2001

                   ========================================

To Our Stockholders:

     The 2001 Annual Meeting of Stockholders of Integrated Information Systems, Inc. will be held at the IIS NextDimension(SM) Innovation Center, Park Plaza Building, 2625 South Plaza Drive, Tempe, Arizona 85282, on May 24, 2001, beginning at 8:30 a.m. local time. The annual meeting is being held for the following purposes:

     1.   To elect five directors, each for a term of one year;

     2. To amend our 1997 Long-Term Incentive Plan to increase the aggregate number of shares in respect of which awards may be granted under the plan to 6,000,000 and to qualify options granted under the plan as "performance-based compensation" under Section 162(m) of the Internal Revenue Code;

     3. To amend our Employee Stock Purchase Plan to increase the aggregate number of shares available under the plan to 700,000;

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 16, 2001 are entitled to receive notice of and to vote at the meeting or any postponement or adjournment thereof. Information relating to the matters to be considered and voted on at the meeting is provided in the proxy statement accompanying this Notice of Special Meeting.

                              By Order of the Board of Directors



                              Jeffrey Frankel
                              Vice President,
                              Corporate Counsel and Secretary

April 16, 2001
Tempe, Arizona

                               TABLE OF CONTENTS

                                                                                    Page
ABOUT THE MEETING..............................................................      1
     What is the purpose of the annual meeting?................................      1
     Who is entitled to vote?..................................................      1
     Who can attend the meeting?...............................................      1
     What constitutes a quorum?................................................      2
     How do I vote?............................................................      2
     Can I change my vote after I return my proxy card?........................      2
     What are the Board's recommendations?.....................................      2
     What vote is required to approve each item?...............................      2
     Who pays for the preparation of the proxy?................................      3
     Can I see a list of the stockholders entitled to vote?....................      3
     What should I have received to enable me to vote?.........................      3
PROPOSALS TO OUR STOCKHOLDERS..................................................      4
     General...................................................................      4
     Vote Required and Recommendation..........................................      4
     How are directors compensated?............................................      4
     Are our employees paid additional compensation for service as directors?..      4
     How often did the Board meet during 2000?.................................      5
     What committees has the Board established?................................      5
THE COMPENSATION COMMITTEE.....................................................      5
     Report of the Compensation Committee on Executive Compensation............      5
     General Compensation Policy...............................................      5
     Base Salary...............................................................      6
     Equity-Based Incentives...................................................      6
     Other Benefits............................................................      6
     Internal Revenue Code - Section 162(m)....................................      6
     Compensation Committee Interlocks and Insider Participation...............      7
AUDIT COMMITTEE................................................................      7
MANAGEMENT.....................................................................      9
EXECUTIVE COMPENSATION.........................................................     11
     Summary Compensation Table................................................     11
     Option Grants in Last Fiscal Year.........................................     12

                               TABLE OF CONTENTS
                                  (continued)

                                                                                    Page
     Aggregate Option Exercises in 2000 and Holdings at Year End...............     12
     Employment Agreements.....................................................     13
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.................................     13
STOCK PERFORMANCE GRAPH........................................................     14
SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT.......................     15
AMENDMENT TO THE 1997 LONG-TERM INCENTIVE PLAN.................................     16
AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN.............................     20
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE........................     22
INDEPENDENT PUBLIC ACCOUNTANTS.................................................     22
STOCKHOLDER PROPOSALS AND NOMINATIONS..........................................     22
OTHER MATTERS..................................................................     24

ANNEX A -
AUDIT COMMITTEE CHARTER

ANNEX B -
AMENDMENT TO INTEGRATED INFORMATION SYSTEMS, INC.
1997 LONG-TERM INCENTIVE PLAN

ANNEX C -
AMENDED AND RESTATED INTEGRATED INFORMATION SYSTEMS, INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

                   [LOGO] integrated information system(TM)

                      INTEGRATED INFORMATION SYSTEMS, INC.

                                PROXY STATEMENT

     This proxy statement contains information related to our 2001 annual meeting of stockholders to be held on May 24, 2001, beginning at 8:30 a.m. local time, at the IIS NextDimension(SM) Innovation Center, Park Plaza Building, 2625 South Plaza Drive, Tempe, Arizona 85282, and at any adjournments or postponements thereof.

     The enclosed proxy is being solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 16, 2001.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, which are:

     .    the election of five directors;

     . the amendment of our 1997 Long-Term Incentive Plan to increase the number of shares in respect of which awards may be granted pursuant to the plan to 6,000,000 and to qualify options granted under the plan as "performance-based compensation" under Section 162(m) of the Internal Revenue Code;

     . the amendment of our Employee Stock Purchase Plan to increase the number of shares available pursuant to the plan to 700,000; and

     . the transaction of such other business as may properly come before the meeting.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 16, 2001, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name," that is through a broker or other nominee, you will need to bring a copy of the brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date will constitute a quorum. As of the record date, there were 20,671,947 shares of our common stock issued and outstanding. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions), shares represented by proxies or ballots that are marked "withhold authority" with respect to the election of any nominee for election as a director, and votes withheld by brokers in the absence of instructions from beneficial holders (called broker nonvotes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting, but will have no effect on the outcome of Proposals 2 and 3.

     If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the votes present (either in person or by proxy) at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

How do I vote?

     If you complete and properly sign the accompanying proxy card, and return it to us, it will be voted as you direct. Alternatively, you may vote by phone or online in accordance with the instructions set forth on the proxy card. If you are a registered shareholder and you attend the meeting, you may deliver your completed proxy card in person or may vote by ballot in person at the annual meeting. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy card or voted by facsimile, telephone, or online, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are provided together with a description of each proposal in this proxy statement. In summary, the Board recommends a vote:

     .    for election of the nominated slate of directors (see page 4)

     . for approving the amendment to our 1997 Long-Term Incentive Plan (see page 16) and

     . for approving the amendment to our Employee Stock Purchase Plan (see page 20).

What vote is required to approve each item?

     Election of Directors. The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Stockholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker nonvote will have no effect on the outcome.

     Amendment to the 1997 Long-Term Incentive Plan. The amendment to the 1997 Long-Term Incentive Plan will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

     Amendment to the Employee Stock Purchase Plan. The amendment to the Employee Stock Purchase Plan will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

     James G. Garvey, Jr., our Chief Executive Officer, owned 50.2% of our common stock as of December 31, 2000. Mr. Garvey's common stock holdings are sufficient to elect the director nominees and pass each proposal. We anticipate that Mr. Garvey will vote in favor of the director nominees and Proposals 1 and 2.

Who pays for the preparation of this proxy?

     We will pay the cost of preparing, assembling and mailing the proxy statement and the proxy card. Our representatives will not receive any compensation for soliciting proxies other than their regular salaries or consulting fees. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

Can I see a list of the stockholders entitled to vote?

     Any stockholder may look at the complete list of the stockholders that are entitled to vote at the annual meeting so long as it is for a purpose germane to the annual meeting. The list will be available in these circumstances, during normal business hours, at our offices located at 1560 West Fountainhead Parkway, Tempe, Arizona 85282, for a period of ten days prior to the meeting and at the meeting itself.

What should I have received to enable me to vote?

     Your package from us should contain this proxy statement and a proxy card. This package is being mailed on or about April 16, 2001.

PROPOSALS TO OUR STOCKHOLDERS

                             ELECTION OF DIRECTORS
                               (Proposal No. 1)

General

     The first proposal for consideration at the annual meeting is the election of a new Board comprised of the five persons set forth below. If elected each of these directors will hold office until the 2002 annual meeting of stockholders or until his earlier resignation or removal.

                             James G. Garvey, Jr.
                                 John M. Blair
                               Stephen W. Brown
                               R. Nicholas Loope
                             Lawrence Trachtenberg

     We expect that a majority of the common stock will be voted in favor of the five nominees named above. All of the five nominees are currently serving as directors. Each nominee has agreed to be named in this proxy statement and to serve as a director if elected. For biographical information regarding the nominees, see "Management" on page 9 of this proxy.

Vote Required and Recommendation

     The nominees for election to the Board of Directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, will be elected directors. Stockholders do not have the right to cumulate their votes for directors. In the election of directors, an abstention or broker nonvote will have no effect on the outcome.

------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR election of each of the director
                                         ---
                                   nominees.
------------------------------------------------------------------------------
How are directors compensated?

     Our policy has been to pay no cash compensation to directors who are our employees or affiliates for their service as directors. Outside directors are reimbursed for all out-of-pocket expenses incurred in the performance of their duties to us, including attendance at Board meetings, and $2,000 per Board meeting and $1,000 per committee meeting attended. Upon initial election to our Board, we currently grant to our outside directors options to purchase 20,000 shares of common stock. These options vest quarterly in four equal installments. We may, in our discretion, grant additional stock options and other equity awards to our directors from time to time under our stock option plan.

Are our employees paid additional compensation for services as directors?

     No.  We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during 2000?

     The Board met six times during 2000. All of our incumbent Board members attended 75% or more of the total meetings of the Board and any Board committees on which they served during 2000.

What committees has the Board established?

     The Board has standing Compensation and Audit Committees. We do not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for directors at a stockholders meeting. For more information, see page 21 under "Stockholder Proposals and Nominations."

 ---------------------------------------------------------------------------
           Name                 Compensation Committee     Audit Committee
           ----                 ----------------------     ---------------

     James G. Garvey, Jr.                 X
     John M. Blair                        X
     Dr. Stephen W. Brown                 X                        X
     R. Nicholas Loope                                             X
     Lawrence Trachtenberg                                         X
 ---------------------------------------------------------------------------

                           THE COMPENSATION COMMITTEE

     Our Compensation Committee met once in 2000. During fiscal 2000, the Compensation Committee was comprised of James G. Garvey, Jr., Daniel Foreman, and Alan Hald, of whom Messrs. Foreman and Hald resigned in January 2001. Currently, the Compensation Committee consists of Messrs. Garvey, Blair, and Brown. The Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. Mr. Garvey does not participate in any Committee reviews or determinations of his compensation as an officer and employee. The Committee also reviews and approves our compensation policies and administers our Stock Option Plan.

         Report of the Compensation Committee on Executive Compensation

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect our company's performance and the value created for our shareholders. In addition, the compensation programs should support the goals and values of our company and should reward individual contributions to our company's success.

     General Compensation Policy. The Compensation Committee's policy is to provide our executive officers with compensation that is based on their individual performance, the financial performance of the our company and the level of compensation required to attract and retain highly skilled individuals. Each officer's compensation is comprised of (i) a base salary and (ii) stock-based incentives designed to tie the overall compensation of the officers to the interests of the shareholders. The committee retained, without change in fiscal 2000, other elements of executive compensation. These include health, life and disability insurance, an automobile allowance and supplemental medical expense coverage.

     We believe that the interests of executive officers should be directly aligned with those of our shareholders. Our philosophy is to pay base salaries to executives that enable us to attract, motivate and retain highly qualified executives and to motivate executives to achieve the Corporation's business goals and recognize individual contributions. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation. These grants are primarily designed to provide incentives for superior long-term future performance. We do not use a formula to weight the various factors we consider in connection with executive compensation.

     Base Salary. Each executive officer receives a base salary which, when aggregated with his maximum incentive compensation, is intended to be competitive with similarly situated executives in similar industry positions. In determining salaries, we also take into account individual experience and performance and our specific needs. The committee applied these subjective standards in determining the Chief Executive Officer's compensation. Mr. Garvey's base salary was adjusted after our successful initial public offering to recognize his efforts in that endeavor and to competitively align his compensation with chief executive officers at similarly situated industry
participants.    The Compensation Committee and the Board reviewed and accepted the Chief Executive Officer's recommendations regarding the compensation of the other executive officers.

     Equity-Based Incentives. We believe that it is important for our executive officers to have an equity stake in our company. We make stock option grants to key executives from time to time. Consistent with this purpose, because Mr. Garvey, our Chief Executive Officer, already holds a significant equity stake in us, he does not participate in our stock option plan. In awarding stock option grants, we review the level of grants to executives at other similarly situated companies, the awards granted to our other executives and the individual officer's specific role at our company.

     Other Benefits. Executive officers are eligible to participate in benefit programs designed for all full-time employees. These programs include medical, disability and life insurance, our employee stock purchase plan and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, as amended.

     Internal Revenue Code - Section 162(m). In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly-held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Generally, gains realized on stock options are subject to the tax limitation unless they are issued under plans approved by stockholders. To date, we have not been subject to the deductibility limitation, and our general policy is to structure our equity-based compensation to comply with the exception to the limitation.

                                 John M. Blair
                                Stephen W. Brown
                              James G. Garvey, Jr.

          Compensation Committee Interlocks and Insider Participation

     There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our executive officers. James G. Garvey, Jr. serves on our Compensation Committee and is our Chief Executive Officer. For additional information, see "Certain Relationships and Related Transactions."

                                AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report.

     The Audit Committee, which consisted of Daniel Roche, Stephen Lindstrom, and Keith Walz, met seven times during 2000, four of which meetings included KPMG LLP. The Audit Committee currently consists of Messrs. Brown, Loope, and Trachtenberg. The Audit Committee reviews and approves the scope of the audit performed by our independent auditors as well as our accounting principles and internal accounting controls.

                         Report of the Audit Committee

     Effective January 31, 2000, the Securities and Exchange Commission adopted new rules and amendments to current rules relating to the disclosure of information about companies' audit committees. In large part, the new rules are based on recommendations made by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. The new rules require that, for all votes of shareholders occurring after December 15, 2000, the proxy statement must contain a report of the audit committee addressing several issues identified in the rules. In addition, the SEC recommends that audit committees adopt written charters. Any such charter must be included as an attachment to the proxy statement at least once every three years. Our Audit Committee adopted a charter in April 1999, which was amended and approved in April 2001. This amended charter is included in this proxy statement as Annex A.

     Our Audit Committee consists of three directors, each of whom is an independent director as defined under the applicable rules of the NASDAQ Stock Market. Consistent with NASDAQ's independent director and audit committee listing standards, as amended on December 14, 1999, a director will not be considered "independent" if, among other things he has:

     . been employed by the corporation or its affiliates in the current or past three years; accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for Board service);

     . an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates;

     . been a partner, controlling shareholder or an executive officer of any business to which the corporation made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, in any of the past three years; or

     . been employed as an executive of another entity when any of the company's executives serve on that entity's compensation committee.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which include, among other things:

     .    methods used to account for significant unusual transactions;

     . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     . disagreements (if any) with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSION WITH AUDIT COMMITTEES, which describes all the relationships between KPMG LLP and the Company that might bear on KPMG LLP's independence. Additionally, the audit committee has discussed with KPMG LLP the issue of its independence as relates to us.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                               Stephen W. Brown
                               R. Nicholas Loope
                             Lawrence Trachtenberg

                                  MANAGEMENT

     The following table sets forth the names and positions of all of the current executive officers and directors of the Company.

          Name                    Age     Position
          ----                    ---     --------

          James G. Garvey, Jr.    36      President, Chief Executive Officer,
                                          and Chairman of the Board of Directors
          John M. Blair           62      Director
          Dr. Stephen W. Brown    57      Director
          R. Nicholas Loope       51      Director
          Lawrence Trachtenberg   44      Director
          David A. Wirthlin       40      Chief Financial Officer and Treasurer
          Jeffrey Frankel         47      Corporate Counsel and Secretary

     James G. Garvey, Jr. founded Integrated Information Systems in 1989 and has served as our President, Chief Executive Officer, and Chairman of the Board since inception. Mr. Garvey graduated Cum Laude with a degree in Industrial Engineering from Arizona State University and has completed graduate studies at Arizona State University in computer integrated manufacturing, software development, and database design.

     John M. Blair has been on our Board of Directors since January 2001. Mr. Blair is currently retained by us as a management consultant. Mr. Blair served as our Chief Operating Officer from May 1999 through January 2001. Previously, he was an independent management consultant providing strategic and operational counsel to individuals and organizations in technology management. In 1994, Mr. Blair co-authored "Boxes and Lines," a manual for business process redesign and reengineering. Mr. Blair earned a B.S. in Engineering from Purdue University. Mr. Blair served on the Board of trustees of Western International University for 16 years, including holding the chairman's position for two years. He now serves on the Board of The Apollo Group, the holding company for the University of Phoenix, a provider of higher education programs for working adults.

     Dr. Stephen W. Brown has been on our Board of Directors since February 2001. He has over 25 years of experience in management consulting and education. He holds the Edward M. Carson Chair in Services Marketing, is a Professor of Marketing, and the Director of the Center for Services Marketing & Management (SMM) at Arizona State University in Tempe, Arizona. Dr. Brown is a past president of the American Marketing Association and received the AMA's prestigious Career Contributions to Services Marketing Award in 1997. He has co-authored and co-edited 20 books and more than 150 articles. He currently serves as a director for The HSM Group, Ltd. and neoIT.com, Inc., an online global IT services marketplace. Dr. Brown also serves as a member of the advisory counsel of Evolve Software, Inc., a professional services software provider.

     R. Nicholas Loope has been on our Board of Directors since January 2001. Mr. Loope is the President and Chief Executive Officer of The Durrant Group, Inc., an international architectural engineering and construction firm, and has served in that capacity since 1997. Over the past 25 years, Mr. Loope has provided various professional architectural and design services to clients in over 11 countries. In addition, Mr. Loope is a tenured Professor of Architecture and Environmental Design at Arizona State University. Mr. Loope earned a Bachelor of Architecture degree from the University of Maryland, a

Master of Environmental Design degree from Yale University, and successfully completed the Harvard Business School PMD Program.

     Lawrence Trachtenberg has served on our Board of Directors since February 2001. Mr. Trachtenberg has served as the Executive Vice President, Chief Financial Officer, General Counsel, Secretary, Treasurer, and as a director of Mobile Mini, Inc. since December 1995. He is responsible for all accounting, banking, and related financial matters at Mobile Mini. Mr. Trachtenberg is admitted to practice law in Arizona and New York and is a Certified Public Accountant in New York. Before he joined Mobile Mini, Mr. Trachtenberg served as Vice President and General Counsel at Express America Mortgage Corporation, a mortgage banking company, from February 1994 through September 1995. Before that time, he was Vice President and Chief Financial Officer of Pacific International Services Corporation, a car rental and sales company, from 1990 to 1994. Mr. Trachtenberg received his J.D. from Harvard Law School and a B.A. in Accounting/Economics from Queens College of the City University of New York.

     David A. Wirthlin has served as our Chief Financial Officer and Treasurer since September 1997. From April 1994 to September 1997, Mr. Wirthlin was the Chief Financial Officer of SkyMall, Inc. (Nasdaq: SKYM), a catalog and in-flight retailer. Prior to SkyMall, he was employed for seven years with Arthur Andersen, where he most recently held the position of Consulting Manager. Mr. Wirthlin is a Certified Public Accountant. Mr. Wirthlin received an M.B.A. from the University of Chicago Graduate School of Business and a B.A. in Accounting from the University of Utah, where he graduated Magna Cum Laude.

     Jeffrey Frankel has served as our Corporate Counsel and Secretary since June 1999. Prior to joining us, for thirteen years he held various positions at MicroAge, Inc., a global information technology reseller and integrator, including Assistant Corporate Counsel and Vice President and Corporate Counsel. In addition to his legal responsibilities, from 1993 to 1997 he was Vice President and Managing Director of MIS Global, MicroAge's international division. Mr. Frankel received his M.B.A. from Keller Graduate School of Business in Phoenix, his J.D. from St. Louis University School of Law, and a B.A. in Political Science from Colby College in Waterville, Maine.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth summary information concerning all compensation that we paid to our Chief Executive Officer and the other five named executive officers who received compensation in excess of $100,000 during the years ended December 31, 2000 and 1999. Except as otherwise disclosed, all compensation enumerated in the column labeled "All Other Compensation" reflects payments made to the named executive officers pursuant to our 401(k) plan.


------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term Compensation
                                                                               -----------------------------------
                                                  Annual Compensation                    Awards            Payouts
                                       -----------------------------------     --------------------------  -------
                                                                               Restricted     Securities
                                                              Other Annual       Stock        Underlying     LTIP        All Other
Name and                                 Salary      Bonus    Compensation      Award(s)       Options/    Payouts     Compensation
Principal Position             Year        ($)        ($)         ($)             ($)           SARs         ($)             $
-----------------------       -------  -----------   -----    -------------    ----------     ----------   -------    --------------
James G. Garvey.............    2000   $148,958        --           --             --             --           --      $ 19,026/(1)/
  Chief Executive Officer       1999   $123,125        --           --             --             --           --      $ 13,851/(2)/
David A. Wirthlin...........    2000   $148,958        --           --             --            5,000         --      $  1,490
  Chief Financial Officer       1999   $125,000        --           --             --            5,000         --      $  1,250
John M. Blair(3)............    2000   $144,000        --           --             --            5,000         --      $  1,080
  Chief Operating Officer       1999   $ 90,000        --           --             --           25,000         --      $    540
Sandra Bates(4).............    2000   $ 81,250        --           --             --            5,000         --      $ 25,106/(5)/
  Chief Marketing Officer       1999   $121,250        --           --             --             --           --      $  1,127
Craig King(6)...............    2000   $157,612        --           --             --           10,500         --      $      0
   Executive Vice               1999   $ 37,420        --           --             --           50,000         --      $      0
   President
Jeffrey Frankel ............    2000   $147,192        --           --             --            5,000         --      $    721
  Corporate Counsel,            1999   $ 70,538        --           --             --           50,000         --      $    175
  Secretary
-----------------------------------------------------------------------------------------------------------------------------------

____________________

(1) Reflects a car allowance and automobile insurance premiums in the amount of $17,140 and our matching contributions made to Mr. Garvey's 401(k) account in the amount of $1,490.
(2) Reflects a car allowance and automobile insurance premiums in the amount of $12,724 and our matching contributions made to Mr. Garvey's 401(k) account in the amount of $1,231.
(3)  Resigned effective January 5, 2001.
(4)  Resigned effective July 17, 2000.
(5) Reflects severance payments in the amount of $25,000 and our matching contributions made to Ms. Bates 401(k) account in the amount of $1,206.
(6)  Resigned effective December 26, 2000.

Option Grants in Last Fiscal Year

         The following table sets forth information concerning grants of stock options to the named executive officers during 2000. We do not maintain an option or other stock based plan that provides for the grant of stock appreciation rights.

-----------------------------------------------------------------------------------------------------------------
                                                       Individual Grants
                             -----------------------------------------------------------
                                               Percent of
                               Securities     Total Options     Exercise
                               Underlying      Granted to         Price
                                Options       Employees in        (Per       Expiration          Grant Date
          Name                  Granted        Fiscal Year       Share)         Date        present Value $/(1)/
---------------------------- -------------  ----------------   ----------   ------------  -----------------------
    James G. Garvey, Jr.          -              -               -              -                   -
    David A. Wirthlin           5,000           0.40           6.8125        7/1/2010            29,047.50
    John M. Blair               5,000           0.40           6.8125        7/1/2010            29,047.50
    Sandra Bates                5,000           0.40           9.5300        1/1/2000            40,633.00
    Craig King                 10,000           0.40           6.8125        7/1/2000            58,093.00
    Jeffrey Frankel             5,000           0.40           6.8125        7/1/2010            29,050.50
-----------------------------------------------------------------------------------------------------------------

--------------------

(1) Based on the Black-Scholes option pricing model, assuming that one-fourth of the options will be exercisable on the grant date and each of the first three anniversaries thereof, no dividend yield, expected volatility of 150% and a risk-free interest rate of 5.00%. Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of the common stock.

Aggregate Option Exercises in 2000 and Holdings at Year End

         The following table sets forth information concerning option exercises and option holdings for 2000 with respect to the named executive officers.

------------------------------------------------------------------------------------------------------------------
                                                           Number of Securities
                                                          Underlying Unexercised         Value of Unexercised
                            Shares                              Options at              In-The-Money Options at
                           Acquired                          Fiscal Year-End              Fiscal Year-End/(1)/
                              On          Value       ----------------------------- ------------------------------
         Name              Exercise      Realized      Exercisable    Unexercisable  Exercisable   Unexercisable
-----------------------  -------------- -----------   ----------------------------- ------------------------------
James G. Garvey, Jr.           -            -               -               -              -              -
David A. Wirthlin              -            -             60,500         24,500            -              -
John M. Blair                  -            -              8,333         21,667            -              -
Sandra Bates                25,000       $95,275            -               -              -              -
Craig King                     -            -             12,500            0              -              -
Jeffrey Frankel                -            -             12,500         42,500            -              -
------------------------------------------------------------------------------------------------------------------

     ____________________

(1) Options are considered "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2000 closing price of the common stock of $0.65625 per share on the NASDAQ National Market, less the per share exercise price.

Employment Agreements

     We have employment agreements with James G. Garvey, Jr., David A. Wirthlin, and Jeffrey Frankel.

     Term. The agreement with Mr. Garvey expires on April 1, 2004, but may be renewed for successive one-year terms upon the written consent of Mr. Garvey and us. Each of Mr. Wirthlin and Mr. Frankel is employed at will.

     Salary. Pursuant to their respective employment agreements, the current annual salary for each of these executives is as follows: Mr. Garvey, $275,000; Mr. Wirthlin, $195,000; and Mr. Frankel, $175,000. Each of these executives may also receive discretionary bonuses pursuant to any executive bonus program that we offer. These executives may also participate in our benefit plans.

     Stock Option Grants. Pursuant to their respective employment agreements, Mr. Wirthlin received an initial grant of options to acquire 75,000 shares of our common stock at $2.00 per share on January 1, 1998, and Mr. Frankel received an initial grant of options to acquire 50,000 shares of our common stock at $2.00 per share on June 24, 1999. The exercise prices of the above options were based on the fair market value of our common stock at time of each grant, as determined by our Board of Directors. The Board's determination was based on the valuations of comparable public companies at the time, the prices paid for shares of our preferred stock by institutional investors, which prices were reached through arms-length negotiations, and the advice of investment firms.

     Termination of Employment. We may terminate each executive's employment with or without cause by delivering written notice to the executive. Each executive may terminate his or her employment with or without good reason by delivering written notice to us. If Mr. Garvey's employment is terminated without cause or if Mr. Garvey terminates his employment for good reason, he will receive his base salary for the duration of the then current term and any accrued bonus. If Mr. Wirthlin's employment is terminated without cause, he will receive his then current salary for one year from the date of termination. We may terminate Mr. Frankel's agreement without cause upon five weeks' prior notice in Mr. Frankel's second year with us, and upon six weeks' written notice after his second year.

     Nonsolicitation and Confidentiality. Each of the executives has agreed not to solicit our clients or employees or to reveal our confidential information during the term of his or her employment with us and for varying time periods after termination ranging from three to twelve months.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John M. Blair resigned as our Chief Operating Officer on January 5, 2001. On January 8, 2001, he entered into a Consulting Agreement with us. Mr. Blair's services pursuant to the agreement include advice and guidance, primarily to the corporate staff and the General Managers of our business units, on organizational development and planning, management development and strategic and operational planning initiatives, for two to three days per week. In addition to his consulting role, Mr. Blair also joined our Board and the Board's Compensation Committee on January 8, 2001.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders of the Company's common stock at December 31, 2000 since March 17, 2000 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the "NASDAQ Stock Market (U.S.)" index, and (ii) "The Street.com Internet" index. The graph assumes the investment of $100 in the Company's common stock and each of such indices (from March 17, 2000) and reflects the change in the market price of the Company's common stock relative to the noted indices at quarterly intervals from March 17, 2000 to December 31, 2000 (and not for any interim periods). The performance shown is not necessarily indicative of future price performance.

                 COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN
                  AMONG INTEGRATED INFORMATION SYSTEMS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE STREET.COM INTERNET INDEX

                                    [GRAPH]

                               TOTAL RETURN DATA

                                           3/17/00   6/30/00    9/30/00    12/31/00
                                           -------   -------    -------    --------
Integrated Information Systems, Inc.        100.00     39.11      22.69        3.13
NASDAQ Stock Market (U.S.)                  100.00     82.66      76.55       51.49
The Street.com Internet Index               100.00     66.15      56.08       23.62

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered the beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

     This table sets forth information regarding the beneficial ownership of our common stock as of December 31, 2000 by:

     . each person known by us to be a beneficial owner of more than 5% of the outstanding shares of our common stock;
     .    each of our directors;
     . each of our executive officers named in the Summary Compensation Table set forth in this proxy statement; and
     .    all of our current directors and executive officers as a group.

     The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to us by such person or entity. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned, and the address of each of the listed stockholders is 1560 West Fountainhead Parkway, Suite 200, Tempe, Arizona 85282.

     The percentage of beneficial ownership for each stockholder is based on 20,683,922 shares outstanding as of December 31, 2000. Shares subject to options which are exercisable within 60 days of December 31, 2000 are deemed to be outstanding, even if the exercise price is more than the current public trading price, and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding or beneficially owned for the purpose of computing the percentage ownership of any other person. An asterisk (*) indicates ownership of less than 1%.

                                                                           Shares
                                                                         Underlying
                                                            Shares         Options       Percent
                                                            ------         -------       -------
          James G. Garvey, Jr.......................      10,389,838            -          50.2
          John M. Blair.............................          15,459        8,333             *
          Dr. Stephen W. Brown......................             500            -             *
          R. Nicholas Loope.........................               -            -             *
          Lawrence Trachtenberg.....................               -            -             *
          David A. Wirthlin.........................          15,500       60,500             *
          Sandra Bates..............................               -            -             *
          Craig King................................               -       12,500             *
          Jeffrey Frankel...........................           1,901       25,000             *
          ABN AMRO(1)...............................       2,628,409            -          12.7
          All current directors and executive
          officers as a group (7 persons)...........      13,051,697      106,333          63.1

----------

(1) Based upon information previously supplied to us in connection with our initial public offering. Includes 1,832,395 shares owned by ABN AMRO Capital (USA), Inc., 663,142 shares owned by I Eagle Trust, 79,260 shares owned by ABN AMRO Incorporated, and 53,611 owned by Burnham Capital, LLC. The address for these entities is c/o ABN AMRO Incorporated, 208 S. LaSalle Street, Chicago, Illinois 60604.

     Change in Control. From December 21 to December 31, 2000, James G. Garvey Jr. purchased an aggregate of 734,838 shares of common stock in privately negotiated transactions for a total purchase price, paid out of personal funds, of $734,838. The following table lists the sellers and the number of shares sold by each:

                 Name of Seller                    Number of Shares
                 --------------                    ----------------

                 MGCM Partners, L.P.                    524,659
                 12 Squared Partners, L.L.C.            105,247
                 JDMD Investments, L.L.C.               104,932

     As a result of these purchases, Mr. Garvey owned an aggregate of 10,389,838 shares of common stock as of December 31, 2000, constituting approximately 50.2% of our outstanding common stock. Consequently, Mr. Garvey has the power to elect our directors and pass most stockholder proposals.


                AMENDMENT TO THE 1997 LONG-TERM INCENTIVE PLAN
                               (Proposal No. 2)

     General. At our annual meeting, we will seek stockholder approval of amendments to the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan (the "1997 Plan") to increase the number of shares authorized for issuance thereunder from 4,500,000 to 6,000,000 and to make certain changes to comply with Section 162(m) of the Internal Revenue Code (the "Code"). At its meeting on February 20, 2001, our Board of Directors approved the amendment to the 1997 Plan and directed that the amendment be submitted as a proposal for stockholder approval at our annual meeting. The 1997 Plan was originally adopted in 1997. Our Board of Directors unanimously recommends that you vote FOR approval of the adoption of the proposed amendments to the 1997 Plan.

     Current Plan Provisions. The 1997 Plan authorizes grants of restricted stock, performance shares, stock appreciation rights, incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to our employees, directors, consultants or independent contractors; provided that only employees may be granted ISOs.

     Our Board believes that use of stock-based awards authorized under the 1997 Plan is beneficial as a means of promoting our success and enhancing our value by linking the personal interests of its employees and others to those of its stockholders and by providing employees and others with an incentive for outstanding performance. These incentives also provide us flexibility in our ability to attract and retain the services of employees and others upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent.

     The 1997 Plan is administered by a committee appointed by the Board. The committee has the exclusive authority to administer the 1997 Plan, including the power to determine eligibility, the types and sizes of awards and the timing of awards.

     The exercise price of options granted under the 1997 Plan is expected to be equal to the fair market value of our common stock on the date of the grant. On March 16, 2001, the last reported sale price of our common stock on the NASDAQ National Market was $0.9688 per share.

     Awards. Awards under the 1997 Plan include ISOs, NQSOs, stock appreciation rights, restricted stock, and performance shares. Each type of Award is described below.

     Incentive Stock Options. An ISO is a stock option that satisfies the requirements specified in Section 422 of the Code. Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The committee determines the consideration to be paid to the Company upon exercise of any options. The form of payment may include cash, common stock, or other property.

     An optionee is not treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture.

     If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as capital gain.

     We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income realized by the optionee.

     Non-Qualified Stock Options. A NQSO is any stock option other than an ISO. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     No taxable income is realized by an optionee upon the grant of a NQSO, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of a NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and we are is entitled to a corresponding tax deduction.

     Upon a subsequent sale or other disposition of common stock acquired through exercise of a NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequence to us.

     Restricted Stock. A restricted stock award is the grant of shares of stock at a price determined by the committee (including zero), that is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the committee.

     Stock Appreciation Rights. A stock appreciation right award is the grant of the right to receive payment equal to the fair market value of a share of stock on the date of exercise minus the grant price of the stock appreciation right. The grant price shall be determined by the committee that administers the 1997 Plan. If a stock appreciation right is related to an ISO, the grant price may not be less than the fair market value of a share of stock on the date of grant.

     Performance Shares. A performance share is a contingent right to receive a pre-determined amount if certain performance goals are met. The value of performance units will depend on the degree to which the specified performance goals are achieved but are generally based on the value of stock. Payment of earned performance units will be made within the time determined by the committee after the end of the measurement period for the performance unit. The committee may, in its discretion, pay earned performance units in cash, or stock, or a combination of both.

     The amount of payments made to a participant will be the value of the performance share for the level of performance achieved multiplied by the number of performance shares earned by the participant. Prior to the beginning of each measurement period for the performance unit, participants may elect to defer the receipt of the performance unit payout on terms acceptable to the committee.

     The following table sets forth grants of options made under the 1997 Plan during 2000 to (i) each of our named executive officers; (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the 1997 Plan are made at the discretion of the Board of Directors or an appointed committee.

                                 PLAN BENEFITS
                               Stock Option Plan

                                                Number of Shares                Weighted Average
                                               Subject to Options                Exercise Price
         Name or Position                          Granted (#)                  Per Share ($/sh)
  ------------------------------         ------------------------------   ---------------------------
  James G. Garvey, Jr.                                    -                                -
  David A. Wirthlin                                   5,000                           6.8125
  John M. Blair                                       5,000                           6.8125
  Sandra Bates                                        5,000                           9.5300
  Craig King                                         10,000                           6.8125
  Jeffrey Frankel                                     5,000                           6.8125
  Dr. Stephen W. Brown                                   --                               --
  R. Nicholas Loope                                      --                               --
  Lawrence Trachtenberg                                  --                               --
  Director Group                                      5,000                           6.8125
  Executive Officer Group                            25,000                           7.3560
  Employee Group                                  1,217,850                           8.2990

     Amendments to 1997 Plan. Our Board has reviewed the number of shares currently remaining to be granted under the 1997 Plan and has determined that it is appropriate to increase the number of shares authorized for issuance under the 1997 Plan. As of March 16, 2001, (i) 120,600 shares of common stock have been issued upon exercise of options that are included in the total number of shares of outstanding common stock, and (ii) option grants representing 3,143,501 shares of common stock were outstanding under the 1997 Plan. Our Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the 1997 Plan. Our Board is proposing the amendment to the 1997 Plan that would increase the number of shares authorized for issuance under the 1997 Plan from 4,500,000 to 6,000,000.

     The amendment also modifies the 1997 Plan so that options granted under the 1997 Plan will continue to qualify as "performance-based compensation" under
Section 162(m) of the Code. The necessary changes include (i) imposing an annual 150,000 share limit on the shares of stock for which options or other awards may be granted to any single participant, and (ii) requiring the committee charged with administering the 1997 Plan to be composed solely of one or more non-employee and outside directors. The second amendment also modifies the 1997 Plan's definition of "fair market value" to reflect that our common stock is now publicly traded. A copy of the specific changes contemplated by the second amendment to the 1997 Plan is attached to this proxy as Annex B.

     Required Vote. These amendments to the 1997 Plan will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the amendment of the 1997 Long-Term
                                         ---
Incentive Plan.
--------------------------------------------------------------------------------

              AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
                               (Proposal No. 3)

     General. At the our annual meeting, we will seek stockholder approval of amendments to the Integrated Information Systems, Inc. 2000 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares authorized for issuance thereunder from 400,000 to 700,000. Our Board has approved the amendment to the ESPP and directed that the amendment be submitted as a proposal for stockholder approval at our annual meeting. Our Board unanimously recommends that you vote FOR approval of the adoption of the proposed amendment to the ESPP.

     Current ESPP Provisions. The ESPP provides eligible employees with an opportunity to purchase our common stock through accumulated payroll deductions. Any of our employees will be eligible to participate in the ESPP, except those who have been employed by us for less than two years, those employees who work less than 20 hours per week or 5 months per year, those employees who are "highly compensated employees" (as defined in the Code) and any other employee who owns 5% or more of the total combined voting power or value of all outstanding shares of all classes of our securities.

     Eligible employees may begin participating in the ESPP at the start of any offering period. Offering periods start on January 1 and July 1 of each year and last for six months each. An employee's annual payroll deductions may not exceed 10% of the employee's gross annual salary. Under the terms of the ESPP, the shares, which are to be purchased by participants, will be purchased directly from us. Under the ESPP, purchases of common stock will occur on June 30 and December 31 of each year or as promptly as practicable following those dates. On each purchase date, a participant in the ESPP may purchase the number of shares derived by dividing its accumulated payroll deductions by 100% of the fair market value of one share of stock on the first day of the offering period provided that the value of the shares purchased on any one of the two purchase dates may not exceed $12,500.

     The price of each share purchased under the ESPP will be 85% of the lower of:

     . The fair market value per share of common stock on the trading day immediately before the first day of the applicable offering period; or
     . The fair market value per share on the last day of the applicable offering period.

     Employees may end their participation in the ESPP at any time. Participation ends automatically upon termination of employment with us. The ESPP will be administered by the Board, although the Board may delegate some or all of its administrative duties to a Board committee or a committee of employees. Our Board may amend or terminate this ESPP at any time, subject to the continuation of any outstanding purchase rights relating to an offering period that has been completed prior to the Board action. If our Board increases the number of shares of common stock reserved for issuance under this ESPP, it must first obtain the approval of our stockholders.

     We pay costs and expenses incurred in the administration of the ESPP and maintenance of accounts, and will pay brokerage fees and commissions for purchases. We do not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawals of share certificates and other specified services. The custodian is responsible for furnishing account statements to participants.

     Federal Income Tax Consequences. We believe that under present law the following federal income tax consequences would generally result under the ESPP. Rights to purchase share under the ESPP are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of
Section 423 of the Code:

     (1) No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the ESPP (although the amount of a participant's payroll contributions under the ESPP will be taxable as ordinary income to the participant).

     (2) If the participant disposes of shares less than two years after the first day of a subscription period with respect to which he or she purchased the shares, then at that time the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant's payroll deductions used to purchase the shares.

     (3) If the participant holds the shares for at least two years after the first day of a subscription period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant's payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant's payroll deductions used to purchase the shares.

     (4) In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the common stock and the participant's basis in the common stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

     (5) If the statutory holding period described in (2) and (3) above is satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of common stock applicable to such participant. If such statutory holding period is not satisfied, we generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

     The foregoing provides only a general description of the application of federal income tax laws to the ESPP. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

     Amendments to ESPP. Our Board has reviewed the number of shares currently remaining to be granted under the ESPP and has determined that it is appropriate to increase the number of shares authorized for issuance under the ESPP. Our Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the ESPP, including use of the ESPP to provide for grants to employees. Our Board is proposing the amendment to the ESPP that would increase the number of shares authorized for issuance under the ESPP from 400,000 to 700,000. A copy of the amended and restated ESPP is attached to this proxy as Annex C.

     Required Vote. The amendments to the ESPP will be adopted upon the affirmative vote of the majority of shares voting on the proposal. Abstentions and brokers nonvotes will have no effect on the outcome.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the amendment of the 2000 Employee
                                         ---
Stock Purchase Plan.
--------------------------------------------------------------------------------


                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by us during the year ended December 31, 2000, we believe that, during such year our executive officers, directors, and ten percent stockholders complied with all such filing requirements.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     Our principal independent public accounting firm during 2000 was KPMG LLP. We have retained KPMG LLP as our principal independent accounting firm in 2001. KPMG representatives will attend the annual meeting, have an opportunity to make a statement and be available to answer questions. Fees for the fiscal 2000 annual audit and fees related to KPMG's review of fiscal 2000 quarterly reviews of financial statements were $83,500. Initial public offering accounting fees incurred in fiscal 2000 were $172,000. All other fees for fiscal 2000, which principally relate to the 1999 audit of our 401(k) plan, tax compliance and tax consulting services, were $18,900. We paid no fees for financial information systems designs and implementation. Our Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG's independence, and concluded that it is.


                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     . We have an advance notice provision under our Bylaws for stockholder business to be presented at meetings of stockholders. These provisions state that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice in writing to our Secretary. A stockholder proposal relating to nominations or other business, to be timely, must be received at our principal executive offices between 90 and 120 calendar days in advance of the anniversary date of the immediately preceding annual meeting or, in the case of a special meeting, such notice must be received not later than the close of business on the seventh day following the day on which notice of the date of the special meeting is mailed to stockholders.

     Under our Bylaws, if you wish to nominate directors or bring other business before the stockholders at the special meeting of stockholders:

     . You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;

     . For nominations, you must give written notice of your nomination and include the detailed information described in our Bylaws, including your name and address and the name and address of your nominee(s), a representation that your are a holder of record of our securities entitled to vote at the meeting, the number of shares of common stock which you beneficially own, a description of any arrangements between you and each nominee, information concerning such nominee as would be required for proxy disclosure had the Board of Directors nominated your nominee, and the consent of your nominee(s) to serve as directors if elected; or

     . For other business, your notice must contain the specific information required in our Bylaws, including a description of the business to be brought before the meeting, your name and address, the number of shares of common stock which you own (beneficially or of record), a description of any arrangements between you and any other person in connection with the proposal of such business and any material interest you have in such business, and a representation that you intend to appear in person or by proxy at the meeting.

     A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual or special meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

                                 OTHER MATTERS

     As of the date of this proxy statement, we are not aware of any matter to be presented for action at the special meeting other than the matters described in these materials. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holders.


                                           By Order of the Board of Directors,




April 16, 2001                             Jeffrey Frankel
                                           Vice President,
                                           Corporate Counsel and Secretary

                                    ANNEX A
                      INTEGRATED INFORMATION SYSTEMS, INC.
                            AUDIT COMMITTEE CHARTER


1.   COMMITTEE PURPOSE.
     -----------------

     The Audit Committee's primary duties and responsibilities are to:

     (a) Serve as an independent and objective party to monitor the Company's financial reporting process and system of internal control structure;

     (b) Review and appraise the audit efforts of the Company's independent auditors; and

     (c) Provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Part IV of this Charter.

2.   COMMITTEE COMPOSITION.
     ---------------------

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall, except as otherwise permitted under applicable NASDAQ Rules, be independent directors, and shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director shall not be deemed independent for this purpose if he or she (a) has been an officer or employee of the Company or its affiliates for the current or any of the past 3 years, (b) has received over $60,000 of compensation from the Company or any of its affiliates in the previous fiscal year, except compensation for board service, tax-qualified retirement plan benefits or non-discretionary compensation, (c) is an immediate family member of an individual employed as an executive officer of the Company or any of its affiliates in the current or any of the past 3 years, (d) is a partner, controlling shareholder or executive officer of a business to whom the Company made, or from whom it received, payments in excess of 5% of the consolidated gross revenues of either entity, or $200,000 if higher, in any of the past 3 years, (e) is an executive of another entity if any of the Company's executives serve on that entity's compensation committee, or (f) as otherwise set forth in applicable NASDAQ Rules. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

     The members of the Committee shall be elected by the Board at its annual organizational meeting, and at such other times as may be necessary to fill vacancies, and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

3.   COMMITTEE MEETINGS.
     ------------------

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate, in person or via telephone conference call. As part of its role to foster open communications, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or its Chair should meet with the independent auditors and management quarterly to review the Company's financials, consistent with IV.3 below. The Committee may ask members of management or others to attend meetings and provide pertinent information.

4.   COMMITTEE RESPONSIBILITIES AND DUTIES.
     -------------------------------------

     To fulfill its responsibilities and duties, the Audit Committee shall:

     (a) Review, reassess the adequacy of and, if necessary or appropriate, update this Charter at least annually. Submit the Charter to the Board for approval and have the document published at least every three years in accordance with SEC regulation.

     (b) Review, and discuss with management, the company's annual financial statements and any related reports or other financial information submitted to the public, including any certification, report opinion or review rendered by the independent auditors, and recommend to the Board whether or not the financial statements should be included in the Company's report on Form 10-K.

     (c) Review each report on Form 10-Q prior to its filing and each earnings report prior to its release. The Chair of the Committee may represent the entire Committee for purposes of this review.

     (d) Recommend to the Board of Directors the selection of the independent auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent auditors. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

     (e) On an annual basis, ensure that it receives from the independent auditors as required by ISB Standard No. 1, a formal written statement of all relationships the auditors and their affiliates have with the Company and its affiliates, to determine the auditors' independence and objectivity.

     (f) Periodically consult with the independent auditors out of the presence of management about the adequacy of internal controls and the fullness and accuracy of the Company's financial statements.

     (g) In consultation with the independent auditors, review the Company's external financial reporting processes, accounting principles as applied in its financial reporting and approve major changes in accounting principles and practices and changes or improvements in financial or accounting practices. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Review the independent auditors' plan - discuss the scope, staffing, locations, reliance upon management, and general audit approach.

     (h) Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

     (i) Following completion of the annual audit, review separately with each of management and the independent auditors any significant audit findings and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     (j) As required by SAS No. 61, discuss with the independent auditors (a) methods used to account for significant unusual transactions, (b) controversial or emerging accounting policy areas, (c) particularly sensitive accounting estimates and judgments, (d) disagreements with management over the application of accounting principles, the basis for management's estimates or the disclosures in the financial statements and (e) any significant findings and any significant difficulties encountered during the course of the review, including any restrictions on the scope of work or access to required information.

     (k) Prepare a committee report, for inclusion in the Company's annual proxy statement that discusses the committee's composition and responsibilities and how they were discharged, as required by applicable SEC and NASDAQ Rules.

     (l) Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     (m) Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any such investigation.

     (n) Maintain minutes of meetings, and report through its Chairman to the Board of Directors following the meetings of the Audit Committee.

     (o) Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                            ANNEX B - AMENDMENT TO
                     INTEGRATED INFORMATION SYSTEMS, INC.
                         1997 LONG-TERM INCENTIVE PLAN

     Integrated Information Systems, Inc. (the "Company") previously approved the adoption of the Integrated Information Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan") to provide certain employees, directors, and consultants or independent contractors with an incentive for outstanding performance. By this instrument, the Company desires to amend the Plan to increase the number of shares available under the Plan and to conform the Plan to the requirements for favorable tax treatment under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     1. The provisions of this Amendment shall be effective as of date indicated below.

     2.   Section 3.1(h) (DEFINITIONS - Fair Market Value) of the Plan is hereby
                          -------------------------------
          amended and restated in its entirety as follows:

          (h) "Fair Market Value" means, as of any given date, the fair market value of Stock or other property on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

     3.   Section 3.1 (DEFINITIONS) of the Plan is hereby amended by adding the
                       -----------
          following subparagraph (u) to read as follows:

          (u) "1934 Act" mans the Securities Exchange Act of 1934, as amended from time to time.

     4.   Section 3.1 (DEFINITIONS) of the Plan is hereby amended by adding the
                       -----------
          following subparagraph (v) to read as follows:

          (v)  "Non-Employee Director" means a member of the Board who qualifies
                ---------------------
               as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the 1934 Act, or any successor definition adopted by the Board.

     5.   Section 4.1 (COMMITTEE) is hereby amended and restated in its
                       ---------
          entirety to read as follows:

          4.1  COMMITTEE. The Plan shall be administered by a Committee
               ---------
               appointed by, and which serves at the discretion of, the Board. The Committee shall consist of at two or more individuals, provided that at least two of such members qualify as (i) a Non-Employee Director, and (ii) an "outside director" under Code
               Section 162(m) and the regulations issued thereunder.

     6. Article 5 (SHARES SUBJECT TO THE PLAN) is hereby amended by replacing the previous subsection 5.1 and adding the following subsection 5.4 to read as follows:

          5.1  NUMBER OF SHARES.  Subject to adjustment provided in Section
               ----------------
               12.1, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be six million (6,000,000) shares.

          5.4  LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS.
               ------------------------------------------------
               Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 12.1, the maximum number of shares of Stock with respect to one or more Options that may be granted to any one Participant during the Company's fiscal year shall be 150,000.

     7. This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

                        ANNEX C - AMENDED AND RESTATED
                     INTEGRATED INFORMATION SYSTEMS, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN

     1.  PURPOSE.  The purpose of this Integrated Information Services, Inc.
         -------
2000 Employee Stock Purchase Plan (the "Plan") is to encourage stock ownership by eligible employees of Integrated Information Services, Inc. (the "Company") and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

     2.  DEFINITIONS.  For purposes of the Plan, in addition to the terms
         -----------
defined in Section 1, the following terms are defined:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cash Account" means the account maintained on behalf of a Participant by the Company for the purpose of holding cash contributions withheld from payroll pending investment in Stock.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Custodian" means the registrar and transfer agent for the Company's Stock, or any successor or replacement appointed by the Board or its delagatee under Section 3(a).

          (e) "Earnings" means a Participant's salary or wages for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during an Offering Period.

          (f) "Fair Market Value" means the closing price of the Stock on the relevant date as reported on NASDAQ (or any national securities exchange or quotation system on which the Stock is then listed), or if there were no sales on that date the closing price on the next preceding date for which a closing price was reported.

          (g) "Offering Period" means the six-month period beginning January 1 and ending June 30, and every six month period thereafter each year, with the second Offering Period to begin on July 1 and ending December 31 each year; provided, however, that during the year 2000, (i) the first Offering Period shall begin on the consummation of the Company's initial public offering of Stock (the "First Commencement Date") and shall end on either (A) September 30,
            -----------------------
2000, in which case the second Offering Period for the year 2000 shall commence on October 1, 2000 and shall end on December 31, 2000, or, (B) if the First Commencement Date is after June 30, 2000, then December 31, 2000; in which case there shall be only one Offering Period in 2000.

          (h) "Participant" means an employee of the Company or a Subsidiary who is participating in the Plan.

          (i) "Purchase Right" means a Participant's option to purchase Stock that is deemed to be outstanding during a Offering Period. A Purchase Right represents an "option" under Section 423 of the Code.

          (j) "Stock" means the common stock of the Company.

          (k) "Stock Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired under the Plan.

          (l) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as set forth in Code Section 424(f).

     3.  ADMINISTRATION.
         --------------

          (a) Board Administration.  The Plan will be administered by the Board.
              --------------------
The Board may delegate its administrative duties and authority (other than its authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to refer to the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind rules and regulations and appoint agents as it deems necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

          (b) The Custodian.  The Custodian will act as custodian under the
              -------------
Plan, and will perform duties under the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain Participants Stock Accounts and any subaccounts as may be necessary or desirable to administer the Plan.

          (c) Waivers.  The Board may waive or modify any requirement that a
              -------
notice or election be made or filed under the Plan a specified period in advance on an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

          (d) Other Administrative Provisions.  The Company will furnish
              -------------------------------
information from its records as directed by the Board, and such records, including a Participant's Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period.

     4.   STOCK SUBJECT TO PLAN.  Subject to adjustment as provided below, the
          ---------------------
total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 700,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Stock.

     5.   ENROLLMENT AND CONTRIBUTIONS.
          ----------------------------

          (a)  Eligibility.  An employee of the Company or a Subsidiary may be
               -----------
enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary on the first day of the Offering Period, unless one of the following applies to the employee:

               (i) such person has been employed by the Company or a Subsidiary less than 90 days, or

               (ii) such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week; or

               (iii) such person is customarily employed by the Company or a
                     Subsidiary for not more than five months in any calendar year; or

               (iv) such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms. Notwithstanding the above, any individual who is employed by the Company or a Subsidiary and who is working outside of the United States shall not be eligible to participate in the Plan if the laws of the country in which the employee is working makes the offer of the Purchase Right or the delivery of Stock under the Plan impractical. Additionally, the offer of the Purchase Right and the delivery of Stock under the Plan shall only be effective for any individual who is employed by the Company or a Subsidiary and who is working outside of the United States only after the Company has complied with the applicable laws of the country in which the employee is working.

          (b)  Initial Enrollment.  An employee who is eligible under Section
               ------------------
5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company a properly completed enrollment form, including the employee's election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed at least two weeks preceding such Offering Period.

          (c)  Automatic Re-enrollment for Subsequent Offering Periods.  A
               -------------------------------------------------------
Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or
(ii) the Participant is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form designating a different rate of payroll contributions and such new enrollment form is received no later than two weeks prior to the beginning of the next Offering Period.

          (d)  Payroll Contributions.  A Participant will make contributions
               ---------------------
under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form in effect for that Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than one percent (1%) nor more than ten percent (10%) of the Participant's Earnings for each payroll period, and only whole percentages may be elected; provided,
                                                                ---------
however, that the Board may specify a lower minimum rate and higher maximum
-------
rate, subject to Section 8(c). Notwithstanding the above, a Participant's payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased with respect to a Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form designating a different rate of payroll contributions, which form must be received at least two weeks prior to the beginning of an Offering Period to be effective for that Offering Period. In addition, a Participant may elect to discontinue payroll contributions during an Offering Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant's new enrollment form is received.

          (e)  Crediting Payroll Contributions to Cash Accounts.  All payroll
               ------------------------------------------------
contributions by a Participant under the Plan will be credited to a Cash Account maintained by the Company on behalf of the Participant. The Company will credit payroll contributions to each Participant's Cash Account as soon as practicable after the contributions are withheld from the Participant's Earnings.

          (f)  No Interest on Cash Accounts.  No interest will be credited or
               ----------------------------
paid on cash balances in Participant's Cash Accounts pending investment in Stock.

     6.   PURCHASES OF STOCK
          ------------------

          (a)  Purchase Rights.  Enrollment in the Plan for any Offering Period
               ---------------
by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

               (i) The purchase price at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

               (ii) Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant's Cash Account as of the last day of an Offering Period.

               (iii) The number of shares of Stock subject to a Participant's
                     Purchase Right for any Offering Period will not exceed the number derived by dividing $12,500 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period for the Offering Period.

               (iv) The Purchase Right will be automatically exercised on the last day of the Offering Period.

               (v) Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with Section 5(d) and (e).

               (vi) The Purchase Right will expire on the earlier of the last day of the Offering Period or the date on which the Participant's enrollment in the Plan terminates.

          (b)  Purchase of Stock.  At or as promptly as practicable after the
               -----------------
last day of an Offering Period, amounts credited to each Participant's Cash Account will be applied by the Company to purchase Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased from the Company. The Company will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant's Stock Account in proportion to the cash amounts withdrawn from such Participant's Cash Account. After completing purchases for each Offering Period (which will be completed in not more than 15 calendar days after the last day of an Offering Period), all shares of Stock so purchased for a Participant will be credited to the Participant's Stock Account.

          (c)  Purchase Price.  The purchase price of each share of Stock
               --------------
purchased for each Offering Period will equal 85% of the lesser of (i) the Fair Market Value of a share of Stock on the first day of an Offering Period, or (ii) the Fair Market Value of a share of Stock on the last day of an Offering Period.

          (d)  Dividend Reinvestment; Other Distributions. Cash dividends on any
               ------------------------------------------
Stock credited to a Participant's Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. The Company will aggregate all purchases of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 15 calendar days) after a dividend payment date. The purchases will be made directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Stock Account will be credited to such Account.

          (e)  Withdrawals and Transfers.  Shares of Stock may be withdrawn from
               -------------------------
a Participant's Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant's Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the day preceding the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a).

          (f) Excess Account Balances.  If any amounts remain in a Cash Account
              -----------------------
following the date on which the Company purchases Stock for an Offering Period as a result of the limitation set forth in Section 6(a)(iii) or for any other reason, such amounts will be returned to the Participant as promptly as practicable.

     7.   TERMINATION AND DISTRIBUTIONS.
          -----------------------------

          (a) Termination of Enrollment.  A Participant's enrollment in the Plan
              -------------------------
will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant's employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant's election to discontinue payroll contributions will not constitute a termination of enrollment.

          (b) Distribution.  As soon as practicable after a Participant's
              ------------
enrollment in the Plan terminates, amounts in the Participant's Cash Account which resulted from payroll contributions will be repaid to the Participant. The Custodian will continue to maintain the Participant's Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant's termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

     8.   GENERAL.
          -------

          (a) Costs.  Costs and expenses incurred in the administration of the
              -----
Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(e)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

          (b) Statements to Participants.  The Participant's statement will
              --------------------------
reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant's Accounts. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Stock Account and the date thereof, the number of shares of Stock credited or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant's Stock Account (computed to at least three decimal places), and such other information as agreed to by the Custodian and the Company.

          (c) Compliance with Section 423.  It is the intent of the Company that
              ---------------------------
this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

     9.   GENERAL PROVISIONS.
          ------------------

          (a) Compliance With Legal and Other Requirements.  The Plan, the
              --------------------------------------------
granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

          (b) Limits on Encumbering Rights.  No right or interest of a
              ----------------------------
Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

          (c) No Right to Continued Employment.  Neither the Plan nor any action
              --------------------------------
taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

          (d) Taxes.  The Company or any Subsidiary is authorized to withhold
              -----
from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.

          (e) Changes to the Plan.  The Board may amend, alter, suspend,
              -------------------
discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval. However, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant's Cash Account will be returned to the Participant (without interest) as promptly as practicable.

          (f) No Rights to Participate; No Shareholder Rights.  No Participant
              -----------------------------------------------
or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no
obligation to continue the Plan.   No Purchase Right will confer on any
Participant any of the rights of a
shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant's Stock Account).

          (g) Fractional Shares.  Unless otherwise determined by the Board,
              -----------------
purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

          (h) Plan Year.  The Plan will operate on a plan year that begins on
              ---------
January 1 and ends December 31 in each year.

          (i) Governing Law.  The validity, construction, and effect of the Plan
              -------------
and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

          (j) Effective Date.  The Plan will become effective on the First
              --------------
Commencement Date, subject to the Plan being approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of
Section 423(b)(2) of the Code.  If the Plan is not approved in accordance with
Section 423(b)(2) of the Code, each Participant's Purchase Right shall be void and amounts credited to the Participant's Cash Account shall be promptly returned to the Participant. In the event the First Commencement Date does not commence by December 31, 2000, the Plan shall be terminated notwithstanding any approval thereof by shareholders of the Company.

                     INTEGRATED INFORMATION SYSTEMS, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                            THURSDAY, MAY 24, 2001
                            8:30 A.M. ARIZONA TIME

                     IIS NEXTDIMENSIONSM INNOVATION CENTER
                              PARK PLAZA BUILDING
                            2625 SOUTH PLAZA DRIVE
                             TEMPE, ARIZONA 85282



INTEGRATED INFORMATION SYSTEMS, INC.
1480 S. HOHOKAM DRIVE
  TEMPE, AZ 85281-6965 PROXY
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints James G. Garvey, Jr., David A. Wirthlin, and Jeffrey Frankel, and each of them, proxies, with power of substitution, acting unanimously and voting, or if only one is present and voting then that one, to vote the shares of stock of Integrated Information Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the IIS NextDimensionSM Innovation Center, Park Plaza Building, 2625 South Plaza Drive, Tempe, Arizona 85282, on Thursday, May 24, 2001, at 8:30 a.m., Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

                     SEE REVERSE FOR VOTING INSTRUCTIONS.

THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


As a valued shareholder, your proxy vote is important to us. That's why we've made it fast and easy for you to submit your proxy at YOUR convenience, 24 hours a day. After reviewing the enclosed proxy statement you may select one of the following quick and easy methods to submit your proxy - ACCURATELY and QUICKLY.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

 . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on May 23, 2001.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number which are located above.
 . Follow the simple instructions the voice provides you.


VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/IISX/ -- QUICK --- EASY --- IMMEDIATE


 . Use the Internet to vote your proxy 24 hours a day, 7 days a week, until
   12:00 p.m. (CT) on May 23, 2001.
 . You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Integrated Information Systems, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

      COMPANY #

      CONTROL #

[GRAPHIC OMITTED]




-------             -------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of directors: 01 John M. Blair 04 R. Nicholas Loope [ ]  Vote FOR
                        all nominees [_]  Vote WITHHELD
               02 Stephen W. Brown     05 Lawrence Trachtenberg

(except as marked) from all nominees 03 James G. Garvey, Jr.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2.   Approval of proposal to amend the 1997 Long Term Incentive Plan
           [_]    For     [_]    Against     [_]    Abstain

3.   Approval of proposal to amend the Employee Stock Purchase Plan
           [_]    For     [_]    Against     [_]    Abstain

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS THAT PROPERLY MAY BE PRESENTED AT THE MEETING.

IF YOU MAIL US YOUR PROPERLY EXECUTED PROXY CARD, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1, 2 AND 3.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof.


Address Change? Mark Box [_]  Indicate changes below:

                                                                    Date
-----------------------------------------------------------------

Signature(s) in Box
Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.


-------             ------
[_]